                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM 8-K



                                Current Report
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of report (Date of earliest event reported)   June 18, 1997 (June 5, 1997)
                                                  ------------------------------

                          RENTAL SERVICE CORPORATION
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            (Exact Name of Registrant as Specified in Its Charter)



         DELAWARE                   000-21237                   33-0569350
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(State or Other Jurisdiction  (Commission File Number)       (I.R.S. Employer
      of Incorporation)                                     Identification No.)


14505 North Hayden Road, Suite 322, Scottsdale, Arizona             85260
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      (Address of Principal Executive Offices)                   (Zip Code)


                                (602) 905-3300
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             (Registrant's Telephone Number, including Area Code)


                                NOT APPLICABLE
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         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On June 5, 1997, Rental Service Corporation ("RSC" or the "Company") acquired substantially all of the assets of Brute Equipment Co. d/b/a Foxx Hy-Reach Company ("Foxx") for $32.7 million in cash and 284,250 shares of RSC common stock, of which 233,034 shares were paid to the seller at closing, with the remaining 51,216 shares to be issued one year from the date of closing. Up to an additional 89,630 shares of RSC common stock may be paid to the seller over a three year period if certain performance objectives are met. The purchase price is subject to adjustment based on levels of accounts receivable, inventory and equipment. Foxx specializes in the rental and sale of aerial equipment to construction and industrial customers and operates a total of four locations in Iowa and Illinois. This acquisition will be recorded under the purchase method of accounting and is anticipated to result in approximately $19.6 million in goodwill, which will be amortized over 40 years. Purchase accounting values have been assigned on a preliminary basis, and are subject to adjustment when final information as to the fair values of the net assets acquired is available.


ITEM 5.   OTHER EVENTS.

     On June 17, 1997, RSC completed the previously announced acquisition of substantially all of the assets of Central States Equipment, Inc. and Equipment Lessors, Inc. (collectively, "Central") for approximately $18.0 million in cash and 204,867 shares of RSC common stock, of which 102,432 shares were paid to the sellers at closing, with the remaining 102,435 shares to be paid to the sellers over a five year period, which may be accelerated to three years if certain performance objectives are met. The purchase price is subject to adjustment based on levels of accounts receivable, inventory and equipment. Central specializes in the rental and sale of aerial equipment, ladders and scaffolding and operates a total of four locations in Kansas, Missouri and Oklahoma. This acquisition will be recorded under the purchase method of accounting.

     As previously announced in the Company's Registration Statement on Form S-1 (Registration No. 333-26753), effective with the completion of the Company's secondary offering on June 4, 1997, John G. Quigley and Frederick J. Warren resigned from the Company's Board of Directors.

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

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (a) Financial Statements of Businesses Acquired

        The audited financial statements of Brute Equipment Co. d/b/a Foxx Hy-Reach Company as of and for the years ended December 31, 1996 and 1995 were filed as pages F-52 through F-61 of the Company's Registration Statement on Form S-1 (Registration No. 333-26753), and are incorporated herein by reference. The acquisition of Industrial Air Tool ("IAT") was completed on April 25, 1997, and the Company previously filed audited combined financial statements of IAT in a Current Report on Form 8-K/A dated June 4, 1997.

    (b) Pro Forma Financial Information

        The unaudited pro forma consolidated financial information of Rental Service Corporation, including the acquisitions of Industrial Air Tool and Foxx, is attached as Exhibit 99.1 to this Current Report on Form 8-K. The Company previously filed unaudited pro forma consolidated financial information, including the acquisition of IAT, in a Current Report on Form 8-K/A dated June 4, 1997.

    (c) Exhibits


        EXHIBIT NUMBER                              DESCRIPTION
        --------------          ----------------------------------------------
             10.1*              Asset Purchase Agreement by and among Brute
                                Equipment Co. d/b/a "Foxx Hy-Reach Company" as
                                "Seller," Rental Service Corporation, Walker
                                Jones Equipment Company as "Buyer" and Thomas H.
                                Foster, dated April 25, 1997.

             23.1               Consent of McGladrey & Pullen, LLP.

             99.1               Rental Service Corporation Unaudited Pro Forma
                                Consolidated Financial Information.

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    *  Filed as an exhibit to the Company's Current Report on Form 8-K dated
April 14, 1997, and incorporated herein by reference.

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

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               RENTAL SERVICE CORPORATION



Date: June 18, 1997      By:      /s/ Robert M. Wilson
                            -----------------------------
                               Robert M. Wilson
                               Senior Vice President
                               Chief Financial Officer

                                 EXHIBIT INDEX


       EXHIBIT NUMBER                              DESCRIPTION
       --------------          -------------------------------------------------

            10.1*               Asset Purchase Agreement by and among Brute
                                Equipment Co. d/b/a "Foxx Hy-Reach Company" as
                                "Seller," Rental Service Corporation, Walker
                                Jones Equipment Company as "Buyer" and Thomas H.
                                Foster, dated April 25, 1997.

            23.1                Consent of McGladrey & Pullen, LLP.

            99.1                Rental Service Corporation Unaudited Pro Forma
                                Consolidated Financial Information.

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    *  Filed as an exhibit to the Company's Current Report on Form 8-K dated
April 14, 1997, and incorporated herein by reference.

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